THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE UNITED STATES UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. - THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS SUCH SECURITIES, AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE COMMON STOCK PURCHASE WARRANTS ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                            WARRANTS TO PURCHASE SHARES OF          No. _______
                                 PENNACO ENERGY, INC.

                      Initial Issuance on _______ _______, 1998
             Void after 5:00 p.m. Nevada Time, (six months from issuance)

     THIS CERTIFIES THAT, for value received, ___________, or registered assigns (the "Holder") is the registered holder of Warrants (the "Warrants") to purchase from Pennaco Energy, Inc., a Nevada corporation (the "Company"), at any time after the date of initial issuance and from time to time until 5:00 p.m., Nevada time, ________ (the "Expiration Date"), subject to the conditions as set forth herein, at the initial exercise price of five dollars ($5.00) (the "Exercise Price"), one (1) share offully paid and non-assessable $.001 par value common stock of the Company (the "Shares"), up to an aggregate of (a number equal to 50% of the number of Shares purchased in the Offering) upon the terms and subject to the conditions set forth herein upon surrender of this Certificate and payment of the Exercise Price at the principal office of the Company. The number of Shares purchasable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth herein. The exercise of the Warrants is subject to compliance with the conditions set forth herein under the heading "Compliance with U.S. Securities Laws."

          1.   EXERCISE OF WARRANTS.

               (a) The exercise of any Warrants represented by this Certificate is subject to the conditions set forth below in "Compliance with U.S. Securities Laws."

               (b) Subject to compliance with the conditions set forth below in "Compliance with U.S. Securities Laws,"the Holder shall have the right to purchase from the. Company the number of Shares which the Holder may at the time be entitled to purchase pursuant hereto, upon surrender to the Company at its principal office, of this Certificate together with the form of election to purchase attached hereto duly completed and signed, and upon payment to the Company of the aggregate Exercise Pricefor the number of Shares in respect of which Warrants are then exercised

               (c) No Warrant may be exercised after 5:00 p.m., Nevada time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

               (d) Payment of the aggregate Exercise Price for the number of Shares in respect of which Warrants are exercised shall be made in cash, or by certified check or bank draft payable to the order of the Company, or any combination of theforegoing,

               (e) The Warrants represented by this Certificate are exercisable at the option of the Holder, in whole or in part (but not as to fractional Shares). Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder a new Certificate of like tenor representing such number of unexercised Warrants.

               (f) Upon surrender of this Certificate and payment of the Exercise Price as aforesaid, the Company shall cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Shares of Common Stock purchased upon the exercise of the Warrants.

          2. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction down to the nearest whole number of shares of Common Stock.

          3. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the issuance and delivery of the Shares upon the exercise of the Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant or the delivery of any Shares in any name other than that of the Holder, which transfer taxes shall be paid by the Holder.

          4. COMPLIANCE WITH U.S. SECURITIES LAWS. The Warrants and the Shares issuable upon the exercise of the Warrants have not been registered under the United States Securities Act of 1933, as amended (the "Act"), and may not be offered, sold, or transferred unless registered under the Act or an exemption from such registration is available. All Shares issued by the Company will bear the following legend:

"The shares represented by this certificate have been acquiredfor investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

          5. TRANSFER OF WARRANTS. The Warrants shall be transferable only on the books of the Company maintained at the Company's principal office upon delivery of this Certificate with the form of assignment attached hereto duly completed and signed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. The Company may, in its discretion, require, as a condition to any transfer of Warrants, a signature guarantee by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc., or by a member of a national securities exchange, The Toronto Stock Exchange, The Securities and Futures Authority Limited in the United Kingdom, or The International Stock Exchange in London, England. Upon any registration of transfer, the Company shall deliver a new certificate or certificates of like tenor and evidencing in the aggregate a like number of Warrants to the person entitled thereto in exchange for this Certificate, subject to the limitations provided herein, without any charge except for any tax, or other governmental charge imposed in connection therewith.

          6. EXCHANGE AND RGPLACEMENT OF WARRANT CERTIFICATES, LOSS OF OR MUTILATED WARRANT CERTIFICATES.

               (a) This Certificate is exchangeable without expense, upon the surrender hereof by the Holder at the principal office of the Company, for a new Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder at the time of such surrender.

               (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Certificate and, in case of such loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Certificate, if mutilated, the Company will make and deliver a new Certificate of like tenor, in lieu thereof.

          7.   EXERCISE PRICE, ADIUSTMENT OF EXERCISE PRICE AND NUMBER OF
               SHARES.

               (a) EXERCISE PRICE. The Warrants initially are exercisable at the Exercise Price per Share, subject to adjustment from time to time as provided herein.

               (b) SUBDIVISION, COMBINATION, OR STOCK DIVIDEND. In the event that the Company shall at any time subdivide or combine the outstanding shares of Common Stock or increase the Shares of Common Stock outstanding by way of dividend, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or stock dividend, or increased in the case of combination.

               (c) ADIUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this paragraph 7, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

               (d) RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In the event of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the event of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Holder shall thereafter have the right to convert into and to purchase the kind and respective number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Equivalent per Share Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants.

          8.   RESERVATION OF SECURITIES.

               (a) The Company covenants and agrees that at all times during the period the Warrants are exercisable, the Company shall reserve and keep available, free from preemptive rights, out of its authorized and unissued shares of Common Stock or out of its authorized and issued shares of Common Stock held in its treasury, solely for the purpose of issuance upon exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise of the Warrants.

               (b) The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable, and the Holder shall receive good and valid record title to such shares of Common Stock, free and clear from all taxes with respect to the issue or sale thereof and any claim, lien, security interest, mortgage, pledge, charge or other encumbrance of any nature whatsoever, except as such as may have been created by the Holder, and such shares of Common Stock shall not be subject to the preemptive rights of any stockholder.

          9. SURVIVAL. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Certificate and any investigation at any time made by or on behalf of any party hereto and the exercise, sale and purchase of the Warrants and the Common Stock (and any other securities or properties) issuable on exercise hereof.

          10. REGISTERED HOLDER. The Company may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Certificate and the Warrants represented hereby (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise of the Warrants, and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          11. NOTICES. All notices and other communications from the Company to the Holder of the Warrants represented by this Certificate shall be mailed by first class registered or certified airmail, postage prepaid, to the last address of such Holder as it shall appear on the books of the Company maintained at the Company's principal office upon or to such other address as the Holder may have specified to the Company in writing.

          12. HEADINGS. The headings contained herein are for convenience of reference only and are not part of this Warrant.

          13. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be construed in accordance with the laws of said state.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its duly authorized officers.

Dated: ______________

                                             PENNACO ENERGY, INC.


                                             By:
                                                -----------------------------
                                                Paul M. Rady, President
Attest:


---------------------------------
Gregory V. Gibson, Secretary

                                PENNACO ENERGY, INC
                            FORM OF ELECTION TO PURCHASE

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant Certificatefor, and to purchase ___________Shares hereunder, and herewith tenders in payment for such Shares cash or a certified check or bank draft payable to the order of PENNACO ENERGY, INC in the amount of $___________ , all in accordance with the terms hereof. The undersigned requests that a certificatefor such Shares be registered in the name of and delivered to:



--------------------------------------------------------------------------------
                (Please Print Name, Address and Social Security Number
                             or other Identifying Number)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance remaining of the Shares purchasable hereunder be registered in the name of the undersigned Warrant holder or his Assignee as below indicated and delivered to the address stated below.

DATED:

Name of Warrant holder:
                       -------------------------------------
                                   (Please Print)

Address:
        ----------------------------------------------------


------------------------------------------------------------


Signature:
          --------------------------------------------------

Note. The above signature must correspond in all respects with the name of the holder as specified on the face of this Warrant Certificate, without alteration or enlargement or change whatever, unless the Warrants represented by this Warrant Certificate have been assigned

IN CONNECTIO WITH THIS ELECTION TO PURCHASE, THE WARRANT HOLDER MUST DELIVER TO THE COMPANY A WRITTEN OPINION OF UNITED STATES COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE ACT OR ARE EXEMPT FROM REGISTRATION UNDER THE ACT.

                                PENNACO ENERGY, INC
                                 FORM OF ASSIGNMENT

              (To be executed by the registered holder if such holder
                    desires to transfer the Warrant Certificate)

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:


--------------------------------------------------------------------------------
               (Please Print Name, Address and Social Security Number
                     or Other Identifying Number of Transferee)

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________, Attorney, to transfer the within Warrant Certificate on the books of the Company, with full power of substitution in the premises.

DATED:

Signature of registered holder:
                               -------------------------------------------------

Note: The above signature must correspond in all respects with the name of the holder as specified on the face of this Warrant Certificate, without alteration or enlargement or change whatever. The above signature of the registered holder must be guaranteed by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange, The Toronto Stock Exchange, The Securities and Futures Authority Limited in the United Kingdom or The International Stock Exchange in London, England. Notarized or witnessed signatures are not acceptable as guaranteed signatures,

Signature Guaranteed:



------------------------------
Authorized Officer



------------------------------
Name of Institution